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[LETTERHEAD OF KPMG LLP APPEARS HERE]


                                                                    EXHIBIT 23.1

The Board of Directors
GenVec, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

                                          /s/ KPMG LLP

McLean, Virginia
November 28, 2000